UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2022
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N.18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 207-3606
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On May 13, 2022, Vallon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent is serving as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the registered direct offering (the “Offering”) of up to 3,700,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) at a purchase price of $1.0632 per share.
Concurrently with the sale of the Shares, pursuant to the Purchase Agreement in a concurrent private placement, for each Share of common stock purchased by an investor, such investor will receive from the Company an unregistered warrant (the “Warrant” and, together with the “Shares,” the “Securities”) to purchase one Share of common stock. The Warrants have an exercise price of $0.9382 per share and are exercisable for a five year period commencing upon issuance. Subject to Stockholder Approval (as defined in that certain Securities Purchase Agreement) if required by Nasdaq, in the event that the Company (and all of its Subsidiaries, taken as a whole) directly or indirectly, in one or more related transactions consummates any Extraordinary Transaction (as defined in the Warrant), the Holder shall have the right, at the Holder’s sole option and as elected by the Holder on the applicable Exercise Notice, to effect a cashless exercise hereunder, in whole or in part, but in lieu of receiving such aggregate number of Warrant Shares as described in the formula set forth in Section 2(c)(i) of the Warrant, the Holder shall receive one (1) share of Common Stock for each Warrant Share being exercised hereunder in such cashless exercise.

The Warrants and the Shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Under the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties, and indemnification by the Company and provides for the reimbursement by the Company of up to $75,000 in expenses incurred by the Placement Agent in connection with the Offering.
On May 13, 2022, the Company entered into a Securities Purchase Agreement with certain investors (the “Securities Purchase Agreement”) for the sale of the Securities at a combined purchase price of $1.0632 per Share and related Warrant, for aggregate gross proceeds of approximately $3.9 million, before deducting fees payable to the Placement Agent and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds of the Offering for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives. The Securities Purchase Agreement contains customary representations, warranties, and agreements by the Company, as well as customary conditions to closing, indemnification and other obligations of the parties, and termination provisions.
Pursuant to the Securities Purchase Agreement, the Company agreed that, subject to certain exceptions, the Company will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Shares or Common Stock Equivalents (as defined in the Securities Purchase Agreement) for a price less than the Per Share Purchase Price (as defined in the Securities Purchase Agreement) until 30 days after (i) the announcement of an Extraordinary Transaction (as defined in the Warrant) and (ii) the registration statement for the resale of the Warrant Shares (as defined in the Securities Purchase Agreement) has been declared effective by the Securities and Exchange Commission (the “SEC”). For six months after the closing of the Offering, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of the Company’s common stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement). However, after 45 days following the closing of the Offering, the Company may enter into and effect sales under an at-the-market offering facility with the Placement Agent.
With respect to the Shares, the Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-264488), which was filed with the SEC on April 26, 2022 and declared effective by the SEC on May 2, 2022. The Offering is expected to close on or about May 17, 2022, subject to the satisfaction of customary closing conditions.
The representations, warranties, and covenants contained in the Placement Agency Agreement and the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Placement Agency Agreement and the Securities Purchase Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Offering, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.
The foregoing descriptions of the Placement Agency Agreement, the Securities Purchase Agreement, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement, form of Securities Purchase Agreement, and the form of Warrant, which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”), and are incorporated herein by reference.
A copy of the opinion of Thompson Hine LLP, counsel to the Company relating to the validity of the Shares, the Warrants, and the shares issuable upon exercise of the Warrants to be issued in the Offering is filed as Exhibit 5.1 to this Current Report.

Forward-Looking Statements
This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.
Item 8.01    Other Events.
On May 13, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant.
5.1	Opinion of Thompson Hine LLP.
10.1	Placement Agency Agreement, dated May 13, 2022, between the Company and Ladenburg Thalmann & Co., Inc.
10.2	Form of Securities Purchase Agreement.
99.1	Press Release issued by Vallon Pharmaceuticals, Inc., dated May 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer